Exhibit 99.1

Zapata AI Welcomes Sumit Kapur as Chief Financial Officer

Accomplished tech industry finance leader brings a wealth of experience scaling complex businesses from startups to billion-dollar-revenue-generating enterprises

BOSTON (May 13, 2024) — Zapata Computing Holdings Inc. (“Zapata AI” or “the Company”) (Nasdaq: ZPTA), the Industrial Generative AI company, today announced that Sumit Kapur will join the organization as Chief Financial Officer, effective May 20, 2024, and as Zapata AI’s Vice President, Finance during a short transition period, effective today. Sumit’s experience in AI, investment banking, scaling complex businesses and raising capital will be invaluable in supporting Zapata AI’s growth as the Company works to expand to provide services to new clients across industries that could include financial services, life sciences, government and defense, telecom, and advanced manufacturing.

Sumit brings a strong track record of steering technology companies through critical growth phases and tapping diverse public market and private capital sources to fuel growth. He spent nearly 12 years serving as Chief Financial Officer at 3Degrees, a financial services and technology company in the energy sector, where he played an integral role in scaling the business’s revenue 50x through a combination of new offerings, mergers and acquisitions, international expansion, capital raising and organic growth. Sumit also has extensive investment banking experience at firms including Morgan Stanley and JP Morgan, and currently serves as an investor and board member at Tulip.ai, a venture-backed healthcare AI startup. He will succeed Mimi Flanagan, who is leaving the Company for personal reasons.

Christopher Savoie, CEO and co-founder of Zapata AI, stated, “Sumit’s appointment comes at a pivotal juncture for Zapata AI. Interest in our Industrial generative AI offerings is growing by the day across multiple industries. We believe Sumit’s impressive pedigree for financial leadership and strategic growth will be instrumental in driving our financial strategy, allocating capital, and fostering partnerships to fuel our expansion.”

“I’d like to thank Mimi for her many contributions over the last few years as we navigated the journey to operating as a public company,” continued Savoie. “Her financial leadership was critical to ensuring our success during this transformational time. We wish her success in all her future endeavors.”

Sumit will join the Company reporting to Savoie. “Zapata AI is leading a transformative movement in Industrial Generative AI, empowering businesses with unmatched operational insights that will fuel growth and drive cost savings,” said Sumit. “My experience in scaling global technology platforms to unlock shareholder value aligns perfectly with Zapata’s current needs. Christopher has assembled an exceptional team of experts in generative AI, and I’m excited to join them to build a powerhouse that will redefine the industry.”

Sumit holds an M.B.A. from Harvard Business School and completed his undergraduate studies at Harvard College, where he received a degree in Applied Mathematics.

About Zapata AI

Zapata AI is an Industrial Generative AI company, revolutionizing how enterprises solve complex operational challenges with its powerful suite of generative AI software applications and cutting-edge reference architecture. By combining numerical and text-based generative AI models and custom software applications to power industrial-scale solutions, Zapata AI enables enterprises and government entities to drive growth, cost savings through operational efficiencies, and critical operational insights. With its proprietary data science and engineering techniques, and the Orquestra® platform, Zapata AI is accelerating Generative AI’s impact across industries by delivering solutions which are higher performing, less costly, and more accurate and expressive than current, classical approaches to AI. The Company was founded in 2017 and is headquartered in Boston, Massachusetts.

Forward-Looking Statements

Certain statements made herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events and other statements that are not historical facts. These statements are based on the current expectations of Zapata AI’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. These statements are subject to a number of risks and uncertainties regarding Zapata AI’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, Zapata AI’s ability to attract new customers, retain existing customers, and grow; competition in the generative AI industry; Zapata AI’s ability to raise additional capital on non-dilutive terms or at all; Zapata AI’s failure to maintain and enhance awareness of its brand; and other factors discussed in Zapata AI’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2024, and other documents of Zapata AI filed, or to be filed, with the SEC. While Zapata AI may elect to update these forward-looking statements at some point in the future, Zapata AI specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Zapata AI’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts:

Zapata AI:

Media: press@zapata.ai

Investors: investors@zapata.ai